EXHIBIT 10.12



                      AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 1, 1998,

                                  by and among

                        HEALTHPLAN SERVICES CORPORATION,

                                  as Borrower,

                         the Lenders referred to herein,

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE

ARTICLE I  DEFINITIONS........................................................1
SECTION 1.1   DEFINITIONS.....................................................1
SECTION 1.2   GENERAL........................................................13
SECTION 1.3   OTHER DEFINITIONS AND PROVISIONS...............................14

ARTICLE II  CREDIT FACILITY..................................................14
SECTION 2.1   LOANS..........................................................14
SECTION 2.2   PROCEDURE FOR ADVANCES OF LOANS................................14
SECTION 2.3   REPAYMENT OF LOANS.............................................15
SECTION 2.4   PROMISSORY NOTES...............................................16
SECTION 2.5   OPTIONAL PERMANENT REDUCTION OF THE AGGREGATE COMMITMENT.......16
SECTION 2.6   TERMIATION DATE................................................16
SECTION 2.7   USE OF PROCEEDS................................................16

ARTICLE III  LETTER OF CREDIT FACILITY.......................................17
SECTION 3.1   L/C COMMITMENT.................................................17
SECTION 3.2   PROCEDIRE FOR ISSUANCE OF LETTER OF CREDIT.....................17
SECTION 3.3   COMMISSIONS AND OTHER CHARGES..................................18
SECTION 3.4   L/C PARTICIPATIONS.............................................18
SECTION 3.5   REIMBURSEMENT OBLIGATION OF THE BORROWER.......................19
SECTION 3.6   OBLIGATIONS ABSOLUTE...........................................19
SECTION 3.7   EFFECT OF APPLICATION..........................................20

ARTICLE IV  GENERAL LOAN PROVISIONS..........................................20
SECTION 4.1   INTEREST.......................................................20
SECTION 4.2   NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS.......22
SECTION 4.3   FEES...........................................................23
SECTION 4.4   MANNER OF PAYMENT..............................................24
SECTION 4.5   CREDITING OF PAYMENTS AND PROCEEDS.............................24
SECTION 4.6   ADJUSTMENTS....................................................25
SECTION 4.7   NATURE OF OBLIGATIONS OF LENDERS REGADING EXTENSIONS
                OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT............25
SECTION 4.8   CHANGED CIRCUMSTANCES..........................................26
SECTION 4.9   INDEMNITY......................................................27
SECTION 4.10  CAPITAL REQUIREMENS............................................28
SECTION 4.11  TAXES..........................................................28

ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING......................30
SECTION 5.1   CLOSING........................................................30
SECITON 5.2   CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT.........30
SECTION 5.3   CONDITIONS TO ALL LOANS AND LETTER OF CREDIT...................34

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWER...................34
SECTION 6.1   REPRESENTATIONS AND WARRANTIES.................................34
SECTION 6.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC................40

ARTICLE VII FINANCIAL INFORMATION AND NOTICES................................40
SECTION 7.1   FINANCIAL STATEMENTS AND PROJECTIONS...........................40
SECTION 7.2   OFFICER'S COMPLIANCE CERTIFICATE...............................41
SECTION 7.3   NOTICE OF LITIGATION AND OTHER MATTERS.........................41

ARTICLE VIII AFFIFMATIVE COVENANTS..... .....................................42
SECTION 8.1   PRESERVATION OF EXISTENCE AND RELATED MATTERS..................42
SECTION 8.2   MAINTENANCE OF PROPERTY........................................42
SECTION 8.3   INSURANCE......................................................43
SECTION 8.4   ACCOUTING METHODS AND FINANCIAL RECORDS........................43
SECTION 8.5   PAYMENT AND PREFORMANCE OF OBLIGATIONS.........................43
SECTION 8.6   COMPLIANCE WITH LAWS AND APPROVALS.............................43
SECTION 8.7   ENVIRONMENTAL MANAGEMENT.......................................43
SECTION 8.8   COMPLIANCE WITH ERISA..........................................43
SECTION 8.9   COMPLIANCE WITH AGREEMENTS.....................................44
SECTION 8.10  CONDUCT OF BUSINESS............................................44
SECTION 8.11  VISITS AND INSPECTIONS.........................................44
SECTION 8.12  NEW SUBSIDIARIES...............................................44
SECTION 8.13  DIVIDENDS......................................................44
SECTION 8.14  YEAR 2000 COMPATIBILITY........................................44
SECTION 8.15  FURTHER ASSURANCES.............................................45

ARTICLE IX  FINANCIAL COVENANTS..............................................45
SECTION 9.1   LEVERAGE RATIO.................................................45
SECTION 9.2   FIXED CHARGE COVERAGE RATIO....................................45

ARTICLE X NEGATIVE COVENANTS.................................................45
SECTION 10.1  LIMITATIONS ON DEBT............................................45
SECTION 10.2  LIMITATIONS ON GUARANTY OBLIGATIONS............................46
SECTION 10.3  LIMITATIONS ON LIENS...........................................47

SECTION 10.4    LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND
                  ACQUISITIONS...............................................48
SECTION 10.5    LIMITATIONS ON MERGERS AND LIQUIDATION.......................49
SECTION 10.6    RESTRICTIONS ON SALE OF ASSETS, ETC..........................50
SECTION 10.7    LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS...................50
SECTION 10.8    LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK........50
SECTION 10.9    TRANSACTIONS WITH AFFILIATES.................................50
SECTION 10.10   CERTAIN ACCOUNTING CHANGES...................................51
SECTION 10.11   RESTRICTIVE AGREEMENTS.......................................51
SECTION 10.12   MATERIAL CONTRACTS...........................................51

ARTICLE XI  DEFAULT AND REMEDIES.............................................51
SECTION 11.1    EVENTS OF DEFAULT............................................51
SECTION 11.2    REMEDIES.....................................................53
SECTION 11.3    RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC..............54

ARTICLE XII THE ADMINISTRATIVE AGENT.........................................55
SECTION 12.1    APPOINTMENT..................................................55
SECTION 12.2    DELEGATION OF DUTIES.........................................55
SECTION 12.3    EXCULPATORY PROVISIONS.......................................55
SECTION 12.4    RELIANCE BY THE ADMINISTRATIVE AGENT.........................55
SECTION 12.5    NOTICE OF DEFAULT............................................56
SECTION 12.6    NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS...56
SECTION 12.7    INDEMNIFICATION..............................................57
SECTION 12.8    THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY..........57
SECTION 12.9    RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR
                ADMINISTRATIVE AGENT.........................................57


ARTICLE XIII    MISCELLANEOUS................................................58
SECTION 13.1    NOTICES......................................................58
SECTION 13.2    EXPENSES; INDEMNITY..........................................59
SECTION 13.3    STAMP AND OTHER TAXES........................................60
SECTION 13.4    SET-OFF......................................................60
SECTION 13.5    GOVERNING LAW................................................60
SECTION 13.6    CONSENT TO JURISDICTION......................................60
SECTION 13.7    BINDING ARBITRATION; WAIVER OF JURY TRIAL....................61
SECTION 13.8    REVERSAL OF PAYMENTS.........................................62
SECTION 13.9    INJUNCTIVE RELIEF; CONSEQUENTIAL DAMAGES.....................62
SECTION 13.10   ACCOUNTING MATTERS...........................................62
SECTION 13.11   SUCCESSORS AND ASSIGNS; PARTICIPATIONS.......................63
SECTION 13.12   AMENDMENTS, WAIVERS AND CONSENTS.............................66
SECTION 13.13   PERFORMANCE OF DUTIES........................................66

SECTION 13.14   ALL POWERS COUPLED WITH INTEREST.............................66
SECTION 13.15   SURVIVAL OF INDEMNITIES......................................66
SECTION 13.16   TITLES AND CAPTIONS..........................................67
SECTION 13.17   SEVERABILITY OF PROVISIONS...................................67
SECTION 13.18   COUNTERPARTS.................................................67
SECTION 13.19   TERM OF AGREEMENT............................................67


EXHIBITS

Exhibit A   -  Form of Amended and Restated Revolving Credit Note
Exhibit B   -  Form of Notice of Borrowing
Exhibit C   -  Form of Notice of Prepayment
Exhibit D   -  Form of Notice of Conversion/Continuation
Exhibit E   -  Form of Officer's Compliane Certificate
Exhibit F   -  Form of Assignment and Acceptance
Exhibit G   -  Form Amended and Restated Pledge Agreement
Exhibit H   -  Form of Amended and Restated Subsidiary Guaranty Agreement
Exhibit I   -  Form of Notice of Account Designation

SCHEDULES

Schedule 1.1(a)  -  Carrier Contracts
Schedule 1.1(b)  -  Lenders and Commitments
Schedule 6.1(a)  -  Jurisdictions of Organization and Qualification
Schedule 6.1(b)  -  Subsidiaries and Capitalization
Schedule 6.1(i)  -  ERISA Plans
Schedule 6.1(l)  -  Material Contracts
Schedule 6.1(m)  -  Labor and Collective Bargaining Agreements
Schedule 6.1(s)  -  Liens
Schedule 6.1(t)  -  Debt and Guaranty Obligations
Schedule 6.1(u)  -  Litigation
Schedule 10.4    -  Existing Loans, Advances and Investments

[AS REQUIRED BY APPLICABLE LAW, THE COMPANY WILL FURNISH SUPPLEMENTALLY ANY OMITTED EXHIBIT OR SCHEDULE UPON REQUEST]

                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 1st day of May, 1998, by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE

         This Agreement amends and restates the Credit Agreement by and among the Borrower, the lenders party thereto and the Administrative Agent dated as of May 17, 1996 (as amended by the First Amendment thereto dated as of July 1, 1996, as amended by the Second Amendment thereto dated as of September 26, 1996, as amended by the Letter Agreement dated as of March 28, 1997, as amended by the Third Amendment thereto dated as of May 6, 1997, as amended by the Fourth Amendment thereto dated as of June 13, 1997, as amended by the Fifth Amendment dated as of October 30, 1997 and as amended by the Sixth Amendment dated as of March 17, 1998) (as so amended, the "Existing Facility").

         The Borrower has requested and the Lenders have agreed to amend and restate the Existing Facility and to extend a revolving credit facility to the Borrower on the terms and conditions of this Agreement. The Borrower and the Subsidiary Guarantors (as defined below) are and will be members of the same affiliated group and conduct their operations for their mutual benefit as one integrated financial enterprise, with each of the Subsidiary Guarantors benefiting from the business operations of the other members of the affiliated group. All Extensions of Credit to the Borrower will inure to the benefit of the Subsidiary Guarantors, directly or indirectly.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "AFFILIATE" means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means (a) with respect to an Affiliate of the Borrower or any Subsidiary thereof, the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, (b) with respect to an Affiliate of the

Administrative Agent or any Lender, the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person having ordinary voting power, or (c) with respect to any Person, the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "ADMINISTRATIVE AGENT" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

         "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Seventy-Five Million Dollars ($175,000,000).

         "AGREEMENT" means this Amended and Restated Credit Agreement, as amended, restated or otherwise modified.

         "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "APPLICABLE MARGIN" shall have the meaning assigned thereto in Section 4.1(c).

         "APPLICATION" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
Section 13.11.

         "AVAILABLE COMMITMENT" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment LESS (b) such Lender's Extensions of Credit.

         "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "BORROWER" means HealthPlan Services Corporation, a Delaware corporation, and its permitted successors and assigns.

         "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL ASSETS" means, with respect to the Borrower and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified or accounted for as a capital asset on a Consolidated balance sheet of such Person.

         "CAPITAL EXPENDITURES" means, with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of replacement or acquisition of all Capital Assets of such Person and its Subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP.

         "CAPITAL LEASE" means any lease of any property by the Borrower or any Subsidiary thereof at any time as lessee that would, in accordance with GAAP, be required to be classified or accounted for as a capital lease on a Consolidated balance sheet of such Person.

         "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the Borrower or any of Subsidiary thereof that would, in accordance with GAAP, appear on a Consolidated balance sheet of such Person as a liability in respect of such Capital Lease.

         "CARRIER CONTRACTS" means the collective reference to the administrative services contracts between the Borrower or any Subsidiary thereof and the Persons for whom the Borrower or such Subsidiary provides administrative, marketing or other services with respect to health insurance plans of such Persons in the ordinary course of the Borrower's or such Subsidiary's business. Each Carrier Contract which is a Material Contracts is listed on SCHEDULE 1.1(A) hereto.

         "CHANGE IN CONTROL" shall have the meaning assigned thereto in Section 11.1(h).

         "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in Sections 5.1 and 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent.

         "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "COLLATERAL" means the assets, property and interests in property of the Credit Parties, whether now owned or hereafter acquired, that shall, from time to time, secure the Obligations as in accordance with the Security Documents and any property or interest provided in addition to or in substitution for any of the foregoing.

         "COMMITMENT" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1.1(b) hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "COMMITMENT FEE" shall have the meaning assigned thereto in Section
4.3.
         "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "CREDIT FACILITIES" means the collective reference to the revolving credit facility established pursuant to Article II hereof and the L/C Facility.

         "CREDIT PARTIES" means the collective reference to the Borrower and the Subsidiary Guarantors.

         "DEBT" means, with respect to the Borrower and its Subsidiaries at any date and without duplication the sum of the following calculated on a Consolidated basis in accordance with GAAP: (a) all liabilities, obligations and indebtedness (including subordinated indebtedness) of the Borrower or any Subsidiary thereof for borrowed money, whether now or hereafter owing or arising and whether primary, secondary, direct, contingent, fixed or otherwise and whether matured or unmatured, including without limitation, all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, of the Borrower or any Subsidiary thereof relative to the face amount of all letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of the Borrower or any Subsidiary thereof;
(c) all Capital Lease Obligations of the Borrower or any Subsidiary thereof; (d) all obligations to pay the deferred purchase price of property or services (including, without limitation, all unpaid liabilities under earn-out agreements to the extent such liabilities are required to be recorded under GAAP); (e) all indebtedness of any other Person secured by a Lien on property owned by the Borrower or any Subsidiary thereof whether or not such indebtedness shall have been assumed by the Borrower or any Subsidiary thereof or is limited in recourse; (f) all net obligations under any Hedging Agreement and (g) all Guaranty Obligations.

         "DEFAULT" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, for any period, Net Income of the Borrower and its Subsidiaries for such period PLUS the sum of the following for such period to the extent deducted in determining such Net Income: (a) Interest Expense, (b) all federal, state, local and foreign income and gross receipt tax expense, (c) depreciation, amortization and depletion expense and (d) any non-cash loss on the partial impairment of goodwill, in each case determined on a Consolidated book basis in accordance with GAAP.

         "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having a combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrower (so long as no Event of Default has occurred and is continuing) and the Administrative Agent.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Credit Party or any current or former ERISA Affiliate.

         "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "ERISA AFFILIATE" means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) or ERISA.

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "EVENT OF DEFAULT" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "EXISTING FACILITY" shall have the meaning assigned thereto in the Statement of Purpose.

         "EXTENSIONS OF CREDIT" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "FEDERAL FUNDS RATE" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate proceeding Business Day.

         "FINAL MATURITY DATE" means May1, 2003.

         "FIRST UNION" means First Union National Bank, a national banking association, and its successors.

         "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "FIXED CHARGE COVERAGE RATIO" means as of any fiscal quarter end of the Borrower, the ratio of (a) Pro Forma EBITDA LESS the sum of (i) Capital Expenditures for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such fiscal quarter end, PLUS (ii) shareholder dividends for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such fiscal quarter end, PLUS (iii) stock repurchases (excluding stock repurchases permitted pursuant to Section 10.7 in an amount not to exceed $10,000,000 and occurring within eighteen (18) months after the Closing Date) for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such fiscal quarter end to (b) the sum of (i) Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such fiscal quarter end PLUS (ii) any principal payments due for the succeeding four (4) fiscal quarters after such fiscal quarter end (excluding principal payments due hereunder on the Final Maturity Date).

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any nation, province, state or other political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTY OBLIGATION" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person (determined as if the definition of Debt referred to such Person) and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, or trespass or pose a health or safety hazard to person or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "HPSI" means HealthPlan Services, Inc., a Florida corporation, and its successors and assigns.

         "INTEREST EXPENSE" means, for any period, total interest expense of the Borrower and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases) determined on a Consolidated basis in accordance with GAAP.

         "INTEREST PERIOD" shall have the meaning assigned thereto in Section 4.1(b).

         "ISSUING LENDER" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C COMMITMENT" means the lesser of (a) the Aggregate Commitment and
(b) Thirty Million Dollars ($30,000,000).

         "L/C FACILITY" means the letter of credit facility established pursuant to Article III hereof.

         "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C PARTICIPANTS" means the collective reference to all the Lenders other than the Issuing Lender.

         "LENDER" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.11.

         "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "LETTERS OF CREDIT" shall have the meaning assigned thereto in Section 3.1.

         "LEVERAGE RATIO" means as of any fiscal quarter end of the Borrower, the ratio of (a) Consolidated Debt (excluding net obligations under any Hedging Agreement) as of such fiscal quarter end to (b) Pro Forma EBITDA as of such fiscal quarter end.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time), two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

         "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16%) determined by the Administrative Agent pursuant to the following formula:

               LIBOR Rate =                  LIBOR
                               ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

         "LIBOR RATE LOAN" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary thereof shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "LOANS" means any revolving loans made to the Borrower pursuant to
Section 2.1 and "Loan" means any of such Loans.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement with any Lender (or any Affiliate thereof) and permitted or required hereunder, the Security Documents and each other document, instrument and agreement executed and delivered by any Credit Party in connection with this Agreement, or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, Collateral or other properties of the Credit Parties taken as a whole or (b) the ability of any Credit Party to perform its obligations under any Loan Document.

         "MATERIAL CONTRACT" means (a) any Carrier Contract or any other contract or agreement, written or oral, of any Credit Party which in any such case generates an amount equal to or greater than fifteen percent (15%) of the revenue of the Borrower (determined on a Consolidated basis) as of the end of the fiscal quarter ending on or immediately prior to any date of determination and (b) any contract or agreement not referred to above the cancellation of which could reasonably be expected to have a Material Adverse Effect.

         "MAXIMUM RATE" shall have the meaning assigned thereto in Section
4.1(f).

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six (6) years.

         "NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries determined on Consolidated basis for such period in accordance with GAAP; PROVIDED, that there shall be excluded from such net income (a) the net income of any Person not a Wholly-Owned Subsidiary of the Borrower, and the net income of any Person accounted for by the equity method, except in each case to the extent received by the Borrower or a Wholly-Owned Subsidiary in a cash distribution and (b) any cash or non-cash gain or loss not included in total revenues and total expenses as reported by the Borrower.

         "NOTES" means the separate amended and restated revolving credit notes made by the Borrower payable to the order of each Lender, substantially in the form of EXHIBIT A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

         "NOTICE OF ACCOUNT DESIGNATION" shall have the meaning assigned thereto in Section 2.2(b).

         "NOTICE OF BORROWING" shall have the meaning assigned thereto in
Section 2.2(a).

         "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in Section 4.2.

         "NOTICE OF PREPAYMENT" shall have the meaning assigned thereto in
Section 2.3(c).

         "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (or any Affiliate thereof) and permitted or required hereunder, (d) all obligations under the Swingline Credit Agreement, and (e) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in Section 7.2.

         "OTHER TAXES" shall have the meaning assigned thereto in Section
4.11(b).

         "OUTSTANDING LETTERS OF CREDIT" means each Letter of Credit issued by the Issuing Lender and The Fifth Third Bank of Columbus prior to the Closing Date and permitted under the Existing Facility that remains outstanding as of the Closing Date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "PERMITTED ACQUISITION" means an acquisition permitted pursuant to
Section 10.4(a).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Credit Parties or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Credit Parties or any of their current or former ERISA Affiliates.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "PLEDGE AGREEMENTS" means the collective reference to the amended and restated pledge agreements executed by the Borrower and HPSI and the Subsidiary Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, and any other Pledge Agreement executed pursuant to
Section 8.12, each substantially in the form of EXHIBIT G hereto, as amended, modified or supplemented from time to time.

         "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "PRO FORMA EBITDA" means, as of any date of determination, EBITDA for the period of four consecutive fiscal quarters ending on, or immediately prior to, such date of determination, as set forth on the applicable Officer's Compliance Certificate and financial statements attached thereto, including on a PRO FORMA basis EBITDA for such period attributable to any Permitted Acquisition; PROVIDED that EBITDA attributable to any Permitted Acquisition (a) for the calendar month during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual or PRO FORMA basis as determined in accordance with GAAP and (b) for any calendar month following such Permitted Acquisition which is part of the same fiscal quarter during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual basis; PROVIDED, that any other adjustments to Pro Forma EBITDA in connection with a Permitted Acquisition must be approved in writing by the Required Lenders.

         "REGISTER" shall have the meaning assigned thereto in Section 13.11(d).

         "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "REQUIRED LENDERS" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "RESPONSIBLE OFFICER" means any of the following: the chief executive officer or chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

         "SECURITY DOCUMENTS" means the collective reference to the Pledge Agreements, the Subsidiary Guaranty Agreements and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in the Collateral securing the Obligations or such Person guaranties the payment and/or performance of the Obligations.

         "SOLVENT" means, as to any Person on a particular date, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) does not reasonably believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature and (c) is not insolvent within the meaning of the federal bankruptcy laws, Title 11, U.S.C. Section 101(32).

         "SUBORDINATED DEBT" means any unsecured Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Administrative Agent and Required Lenders.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock, partnership interest or other equity interests is at the time, directly or indirectly, owned by such Person. Unless otherwise specified, references herein to any Subsidiary shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTORS" means each Subsidiary of the Borrower who executed a Subsidiary Guaranty (a) on the Closing Date or (b) after such date in accordance with Section 8.12.

         "SUBSIDIARY GUARANTY AGREEMENT" means the collective reference to each unconditional guaranty agreement executed by each Subsidiary Guarantor party thereto in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT H hereto, as amended, modified or supplemented from time to time.

         "SWINGLINE CREDIT AGREEMENT" means the Swingline Credit Agreement between the Borrower and First Union, as lender dated of even date.

         "SYKES" means Sykes Enterprises, Incorporated.

         "SYKES-HEALTHPLAN GUARANTY" means the Guaranty Agreement dated as of March 27, 1998 by the Borrower and Sykes to NationsBank, National Association.

         "SYKES HEALTHPLAN SERVICES , INC. " means the joint venture between the Borrower and Sykes.

         "TAXES" shall have the meaning assigned thereto in Section 4.11(a).

         "TERMINATION DATE" means the earliest of the dates referred to in
Section 2.6.

         "UNIFORM CUSTOMS" the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "UNITED STATES" means the United States of America.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all of the shares of the capital stock or other ownership matters of which are, directly or indirectly, owned or controlled by a Credit Party and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3      OTHER DEFINITIONS AND PROVISIONS.

         (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                                 CREDIT FACILITY

         SECTION 2.1 LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; PROVIDED, that (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment LESS the sum of (i) all outstanding L/C Obligations, (ii) all Outstanding Letters of Credit and
(iii) all outstanding Guaranty Obligations of the Borrower permitted pursuant to
Section 10.2(c) and (b) the principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Available Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

         SECTION 2.2      PROCEDURE FOR ADVANCES OF LOANS.

         (a) REQUESTS FOR BORROWING. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as EXHIBIT B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) at least three (3) Business Days before each requested borrowing date, in the case of a LIBOR Rate Loan, and at least one (1) Business Day before each requested borrowing date, in the case of a Base Rate Loan, specifying (i) the date of such borrowing, which shall be a Business Day, (ii) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (iii) the amount of such borrowing, which shall be in the case of any Base Rate Loans an aggregate principal amount of $500,000 or any integral multiple of $500,000 in excess thereof and in the case of any LIBOR Rate Loans an aggregate principal amount of $1,000,000 or any integral multiple of $500,000 in excess thereof and (iv) the requested duration of any Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) DISBURSEMENT OF LOANS. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower maintained with the Administrative Agent or by wire transfer to such account as may be identified in the most recent notice substantially in the form of EXHIBIT I hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

         SECTION 2.3      REPAYMENT OF LOANS.

         (a) REPAYMENT ON FINAL MATURITY DATE. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon and any other outstanding Obligations, on the Final Maturity Date.

         (b) MANDATORY REPAYMENT OF EXTENSIONS OF CREDIT. (i) If at any time the outstanding principal amount of all Loans exceeds the Aggregate Commitment LESS
(a) all outstanding L/C Obligations, (b) all Outstanding Letters of Credit and
(c) all outstanding Guaranty Obligations of the Borrower permitted pursuant to
Section 10.2(c), the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to
Section 4.9.

         (c) OPTIONAL REPAYMENTS. The Borrower may at any time and from time to time repay the Loans, in whole or in part, not later than 11:00 a.m. (Charlotte time) upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as EXHIBIT C (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $500,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9.

         (d) LIMITATION ON REPAYMENT OF LIBOR RATE LOANS. Notwithstanding the provisions of Section 2.3(c), the Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9.

         SECTION 2.4 PROMISSORY NOTES. Each Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, PLUS interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.5 OPTIONAL PERMANENT REDUCTION OF THE AGGREGATE COMMITMENT. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, (i) the entire Aggregate Commitment at any time or
(ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof; PROVIDED, that each such permanent reduction shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to an amount equal to the sum of (a) the Aggregate Commitment as so reduced LESS (b) all outstanding Guaranty Obligations of the Borrower permitted pursuant to
Section 10.2(c), by accrued interest on the amount so paid and by any payment required under Section 4.9 hereof (and, if applicable furnishing of cash collateral satisfactory to the Administrative Agent for any L/C Obligations in excess of the Aggregate Commitment as so reduced). Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations and termination of the Credit Facility (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and the Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.6 TERMINATION DATE. The Credit Facility shall terminate and all outstanding Obligations shall be paid in full on the earliest of (a) the Final Maturity Date, (b) the date of termination by the Borrower pursuant to
Section 2.5, and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         SECTION 2.7 USE OF PROCEEDS. The Borrower shall use the proceeds of the Extensions of Credit (a) to refinance the Existing Facility, (b) to finance the Permitted Acquisitions, (c) to finance the repurchase of the Borrower's common stock and (d) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C COMMITMENT. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000; PROVIDED, that there may be five (5) Letters of Credit denominated in an amount less than $100,000 so long as such amount is reasonably acceptable to the Administrative Agent, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in connection with any purpose permitted pursuant to Section 2.7, (iii) expire on a date no later than one (1) year from the date of issuance, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3      COMMISSIONS AND OTHER CHARGES.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the face amount of such Letter of Credit TIMES (ii) an annual percentage equal to the Applicable Margin with respect to LIBOR Rate Loans in effect on the issuance date. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

         (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee of 0.10% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

         (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         SECTION 3.4      L/C PARTICIPATIONS.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, TIMES (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, TIMES (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article V, have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 EFFECT OF APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1      INTEREST.

         (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section 4.1, at the election of the Borrower, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate PLUS, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2) or three (3) months with respect to each LIBOR Rate Loan; PROVIDED that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Final Maturity Date; and

                  (v) there shall be no more than five (5) Interest Periods outstanding at any time.

         (c) APPLICABLE MARGIN. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

-----------------------------------------------------------------------------------------------------
                LEVERAGE RATIO                  LIBOR APPLICABLE MARGIN  BASE RATE APPLICABLE MARGIN
-----------------------------------------------------------------------------------------------------
Less than 1.75 to 1.00                                  0.750%                      0.00%
-----------------------------------------------------------------------------------------------------
Less than 2.25 to 1.00 but greater
than or equal to 1.75 to 1.00                            1.00%                      0.00%
-----------------------------------------------------------------------------------------------------
Less than 3.00 to 1.00 but greater
than or equal to 2.25 to 1.00                            1.25%                      0.25%
-----------------------------------------------------------------------------------------------------
Greater than or equal to 3.00 to 1.00                    1.50%                      0.50%
-----------------------------------------------------------------------------------------------------

; PROVIDED, that notwithstanding the foregoing, for purposes of determining the Applicable Margin, the Leverage Ratio shall be deemed to be less than 3.00 to
1.00 but greater than or equal to 2.25 to 1.00 until the fifth (5th) Business Day following receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio as of the fiscal quarter ending March 31, 1998. Thereafter, adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by

Section 7.1 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

         (d) DEFAULT RATE. Subject to Section 11.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request, convert or continue LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) INTEREST PAYMENTS; INTEREST AND FEE COMPUTATION. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 1998 and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three
(3) month interval during such Interest Period. Interest on Base Rate Loans shall be computed on the basis of a 365-366 day year and assessed for the actual number of days elapsed. Interest on LIBOR Rate Loans and any fees and other commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.2 NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans,
(b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT D (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3      FEES.


         (a) COMMITMENT FEE. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the "Commitment Fee") at a rate per annum at the percentage set forth below opposite the corresponding Leverage Ratio on the average daily unused portion of the Aggregate Commitment (Letters of Credit issued pursuant to Article III and Guaranty Obligations permitted pursuant to
Section 10.2(c) shall be deemed to be usage for the purpose of calculating the commitment fee):

------------------------------------------------------------------------------
              LEVERAGE RATIO                          COMMITMENT FEE
------------------------------------------------------------------------------
          Less than 1.75 to 1.00                          0.175%
------------------------------------------------------------------------------
Less than 2.25 to 1.00 but greater than or                0.200%
           equal to 1.75 to 1.00
------------------------------------------------------------------------------
Less than 3.00 to 1.00 but greater than or                0.225%
           equal to 2.25 to 1.00
------------------------------------------------------------------------------
   Greater than or equal to 3.00 to 1.00                  0.250%
------------------------------------------------------------------------------

The Commitment Fee shall be payable in arrears on the last Business Day of each fiscal quarter during the term of this Agreement commencing June 30, 1998, and on the Termination Date. The Commitment Fee shall be distributed by the Administrative Agent to the Lenders PRO RATA in accordance with the Lenders' respective Commitment Percentages. Notwithstanding any of the foregoing to the contrary, for purposes of determining the Commitment Fee, the Leverage Ratio shall be deemed to be less than 3.00 to 1.00 but greater than or equal to 2.25 to 1.00 until the fifth (5th) Business Day following receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio as of the fiscal quarter ending March 31, 1998. Thereafter Adjustments, if any, in the Commitment Fee shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d) in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.1 hereof, the Commitment Fee shall be the highest Commitment Fee set forth above until the delivery of such financial statements and certificate.

         (b) ADMINISTRATIVE AGENT'S AND OTHER FEES. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations as Administrative Agent hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower dated March 23, 1998. The administrative fee referred to therein shall be payable on a per annum basis in advance on the Closing Date and annually in advance on each anniversary thereof.

         SECTION 4.4 MANNER OF PAYMENT. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its PRO RATA share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         SECTION 4.5 CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the

Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (or any Affiliate thereof) and permitted or required hereunder (PRO RATA in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligation and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.6 ADJUSTMENTS. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it, (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect to the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2 (b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment Percentage of such borrowing, TIMES
(b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, TIMES (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8      CHANGED CIRCUMSTANCES.

         (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the net result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letters of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this
Section 4.8(c); PROVIDED, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9 INDEMNITY. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the

Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10 CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11     TAXES.

         (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof and (iii) in the case of each Lender and the Agent, income and franchise taxes imposed by the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 4.11(d).

         (b) STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) INDEMNITY. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9, or successor applicable forms, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 CLOSING. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., at 10:00 a.m. on May 1, 1998, or on such other date as the parties hereto shall mutually agree.


         SECTION 5.2 CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) EXECUTED LOAN DOCUMENTS. The following Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

                  (i)      this Agreement;

                  (ii)     the Notes;

                  (iii)    the Pledge Agreements; and

                  (iv)     the Subsidiary Guaranty Agreements

shall have been duly authorized, executed and delivered to the Administrative Agent by the applicable Credit Parties, shall be in full force and effect and no default shall exist thereunder, and such Credit Parties shall have delivered original counterparts thereof to the Administrative Agent.

         (b)      COLLATERAL

                  (i) FILINGS AND RECORDINGS. All filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral shall have been filed or recorded in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests constitute valid and perfected first priority Liens therein subject only to Liens permitted by
Section 10.3.

                  (ii) PLEDGED STOCK. The Administrative Agent shall have received original stock certificates evidencing the capital stock pledged pursuant to the Pledge Agreements, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof.

                  (iii) UCC-11 SEARCHES. The Credit Parties shall have delivered the results of UCC-11 searches of all filings made against such Credit Parties under the Uniform Commercial Code as in effect in any state in which any of their offices or Collateral is located, indicating among other things that their assets are free and clear of any Lien, except for the Liens permitted by Section 10.3.

                  (iv) INSURANCE. The Administrative Agent shall have received certificates of insurance and certified copies of insurance policies in the form required under Section 8.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         (c)      CLOSING CERTIFICATES AND OPINIONS; ETC.

                  (i) OFFICER'S CERTIFICATE OF THE BORROWER. The Administrative Agent shall have received a certificate dated as of the Closing Date from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that no Credit Party is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Credit Parties have satisfied each of the closing conditions to be satisfied thereby which has not been waived by the Administrative Agent and Required Lenders.

                  (ii) CERTIFICATE OF SECRETARY OF EACH CREDIT PARTY. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party certifying on behalf of such Credit Party, as applicable, that attached thereto is a (A) true and complete copy of the articles of incorporation of such Credit Party and all amendments thereto; certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; (B) a true and complete copy of the bylaws of such Credit Party; (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party, authorizing, in the case of the Borrower, the borrowings contemplated hereunder and, in the case of each of the Credit Parties, the execution, delivery and performance of this Agreement and the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which such Credit Party is a party; and (D) a true and complete copy of each certificate required to be delivered pursuant to
Section 5.2(c)(iii).

                  (iii) CERTIFICATES OF GOOD STANDING. The Administrative Agent shall have received certificates of good standing from the jurisdiction of incorporation of each Credit Party and, to the extent requested by the Administrative Agent, certificates of authority to do business from each jurisdiction where any Credit Party is authorized to do business.

                  (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of counsel to the Credit Parties, dated as of the Closing Date and addressed to the Administrative Agent and Lenders, in form and substance satisfactory to the Administrative Agent; which opinion shall cover, without limitation, perfection of the Administrative Agent's security interest in the Collateral to the extent such security interest can be perfected by filing UCC-1 financing statements.

                  (v) TAX FORMS. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (d)      CONSENTS; DEFAULTS.

                  (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                  (ii) PERMITS AND LICENSES. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Credit Parties shall have been obtained and remain in full force and effect.

                  (iii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iv) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material change in the Collateral, business, properties, business prospects, financial condition or results of operations of the Credit Parties, or in any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

                  (v) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         (e)      FINANCIAL MATTERS.

                  (i) FINANCIAL STATEMENTS. The Administrative Agent shall have received (A) audited Consolidated financial statements for the Fiscal Year of the Borrower and its Subsidiaries ended December 31, 1997 and (B) such other financial information as may be reasonably requested by the Administrative Agent.

                  (ii) FINANCIAL CONDITION CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate on behalf of itself and the Credit Parties, in form and substance satisfactory to the Administrative Agent, and certified as accurate in all material respects by a Responsible Officer, that (A) payables are current and not past due more than ninety (90) days (except for those being contested in good faith by HPSI) and each Credit Party is Solvent, (B) the Borrower's and HPSI's liquidity position as of the date of such certificate is not materially different from the December 31, 1997 financial statements previously furnished to the Administrative Agent, (C) attached thereto is a PRO FORMA balance sheet of the Borrower and its Subsidiaries setting forth on a PRO FORMA basis the financial condition of the Borrower and its Subsidiaries as of that date, reflecting on a PRO FORMA basis the effect of the transactions contemplated herein, including all material fees and expenses in connection therewith, and evidencing compliance by the Borrower on a PRO FORMA basis with the financial covenants contained in Articles IX and X hereof, (D) the financial projections previously delivered to the Administrative Agent represent the good faith opinion of the Borrower and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin as of the Closing Date in accordance with Section 4.1(c).

                  (iii) PAYMENT AT CLOSING; FEE LETTERS. There shall have been paid by the Credit Parties to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(b).

         (f)      MISCELLANEOUS.

                  (i) NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

                  (ii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) DUE DILIGENCE AND OTHER DOCUMENTS. The Credit Parties shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a Responsible Officer as a true and correct copy thereof.

                  (iv) EXISTING FACILITY. The Borrower shall have paid in full all amounts outstanding under the Existing Credit Facility.

         SECTION 5.3 CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Credit Parties contained in Article VI and in the other Loan Documents shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such borrowing date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

         (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

         (c) OFFICER'S COMPLIANCE CERTIFICATE; ADDITIONAL DOCUMENTS. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

         (a) EXISTENCE; POWER; QUALIFICATION. Each Credit Party is a duly organized, validly existing corporation organized under the laws of the state of its incorporation and is in good standing or active status, as applicable, under the corporate laws of such state, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified (or otherwise licensed) and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the jurisdictions in which the Credit Parties are organized and qualified to do business, including each State where the Borrower or any Subsidiary thereof is licensed as a third party administrator of insurance plans or licensed for utilization review services, are described on SCHEDULE 6.1(a).

         (b) OWNERSHIP. Each Credit Party as of the Closing Date is listed on
SCHEDULE 6.1(b). The capitalization of the Credit Parties as of the Closing Date consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on
SCHEDULE 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Subsidiaries of the Borrower, except as described on SCHEDULE 6.1(b).

         (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWINGS. Each Credit Party has the corporate right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with their respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties party thereto, and constitutes the legal, valid and binding obligation of each such Credit Party enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval not previously obtained or violate any Applicable Law relating to the Credit Parties, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, by-laws or other organizational documents of any Credit Party or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each Credit Party (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business (except where the failure to have any such approval could not reasonably be expected to have a Material

Adverse Effect), each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and
(ii) is in compliance with each Governmental Approval applicable to it and in all material respects with all other Applicable Laws relating to it or any of its respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         (f) TAX RETURNS AND PAYMENTS. Each Credit Party has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any Credit Party with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Credit Party in respect of federal, state, local and other taxes for all fiscal years and portions thereof since the formation of such Credit Party are in the judgment of such Credit Party adequate, and the Credit Parties do not anticipate any additional taxes or assessments for any of such years.

         (g)      FRANCHISES, INTELLECTUAL PROPERTY AND COMPUTER EQUIPMENT.

                  (i) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business as now and presently planned to be conducted without any conflict with the rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Credit Parties are not liable to any Person for infringement under Applicable Law with respect to any such rights as a result of their business operations.

                  (ii) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party has such title to or the right to use, by license or other agreement, all computer software programs used thereby as are necessary to permit the Credit Parties to conduct their operations as currently conducted, without any known conflict with the rights of others or any known use by others which conflicts, in any material respect, with the rights of the Credit Parties.

         (h) ENVIRONMENTAL MATTERS. The Credit Parties and their properties and operations are not in violation in any material respect of any applicable Environmental Law; (ii) without limitation of clause (i) above, the Credit Parties and their properties and operations are not in violation in any material respect of any Environmental Law, or subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority or to any remedial obligations under any Environmental Law; and (iii) all material notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Credit Parties relating to Hazardous Materials, including, without limitation, past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste by the Credit Parties into the environment, have been obtained or applications for such permits and licenses have been filed and the Credit Parties are in full compliance in all material respects with the requirements of such permits, licenses or authorizations.

         (i) ERISA. Except as set forth on SCHEDULE 6.1(i) as of the Closing Date, the Credit Parties and each ERISA Affiliate are in compliance in all material respects with applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied with respect to any Employee Benefit Plan or any Multiemployer Plan.

         (j) MARGIN STOCK. None of the Credit Parties are engaged principally or as one of their activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

         (k) GOVERNMENT REGULATION. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Credit Party is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) MATERIAL CONTRACTS. SCHEDULE 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Credit Parties in effect as of the Closing Date and not listed on any other Schedule hereto; other than as set forth in SCHEDULE 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof; and there are no material defaults by the Credit Parties (other than as may be disclosed on SCHEDULE 6.1(l)) or, to the best of the Credit Parties' knowledge after due inquiry, by any other party under any such Material Contract. To the extent requested by the Administrative Agent, the Credit Parties have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 6.1(l).

         (m) EMPLOYEE RELATIONS. Each Credit Party has a stable work force in place and is not, except as set forth on SCHEDULE 6.1(m) as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Credit Parties know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

         (n) BURDENSOME PROVISIONS. None of the Credit Parties is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could have a Material Adverse Effect. The Credit Parties do not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) FINANCIAL STATEMENTS. The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the periods then ended, copies of which have been furnished to the Administrative Agent, when read together with the other financial information pertaining to the Credit Parties which has heretofore been furnished in writing to the Administrative Agent, fairly present the assets, liabilities and financial position of the Credit Parties as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved except as indicated in the notes thereto. The Credit Parties have no material Debt, obligation or other unusual forward or long-term commitment which is required to be reflected and is not fairly reflected in the foregoing financial statements or in the notes thereto, all as required by GAAP.

         (p) NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no material adverse change in the properties, businesses, results of operations, or financial or other condition of the Credit Parties taken as a whole, including, but not limited to, any material adverse change resulting from any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

         (q) SOLVENCY. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Credit Party, the Borrower and each of its Subsidiaries will be Solvent.

         (r) TITLES TO PROPERTIES. Each Credit Party has such title to the real property owned in fee or leased by it as is appropriate to the conduct of its business, and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(o), except those which have been disposed of by the Credit Parties subsequent to such date which dispositions have been in the ordinary course of business.

         (s) LIENS. Except for Liens existing on the Closing Date and described on SCHEDULE 6.1(s), none of the properties and assets owned by the Credit Parties is subject to any Lien, except Liens permitted pursuant to Section 10.3. No financing statement under the Uniform Commercial Code of any state which names the Credit Parties or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and none of the Credit Parties has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed on
SCHEDULE 6.1(s).

         (t) DEBT AND GUARANTY OBLIGATIONS. SCHEDULE 6.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Credit Parties exists with respect to any such Debt or Guaranty Obligation. To the extent requested by the Administrative Agent, the Credit Parties have delivered to the Administrative Agent a true and complete copy of each instrument and agreement evidencing such Debt and Guaranty Obligation.

         (u) LITIGATION. Except as set forth on SCHEDULE 6.1(u) as of the Closing Date, there are no actions, suits or proceedings pending nor, to the knowledge of any Credit Party, threatened against or in any other way relating adversely to or affecting any Credit Party or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no material outstanding or unpaid judgments against any Credit Parties.

         (v) ABSENCE OF DEFAULTS. (i) No event has occurred or is continuing which constitutes a Default or an Event of Default and (ii) no event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party under any Material Contract (other than this Agreement) or judgment, decree or order to which any Credit Party is a party or by which any Credit Party or any of their respective properties may be bound or which would require any Credit Party to make any payment thereunder prior to the scheduled maturity date therefor, any of which events referred to in this clause (ii) could reasonably be expected to have a Material Adverse Effect.

         (w) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Credit Parties and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Credit Parties in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Credit Parties or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Credit Parties are not aware of any facts which it has not disclosed in writing to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Credit Facility terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office set forth in Section 13.1 hereof and to the Lenders at their respective addresses as set forth on SCHEDULE 1.1(b), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1      FINANCIAL STATEMENTS AND PROJECTIONS.

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter of each Fiscal Year and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments.

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year, together with audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP, and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or with respect to accounting principles followed by the Borrower not in accordance with GAAP.

         (c) ANNUAL PROJECTIONS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, annual projections for the Borrower and its Subsidiaries for the following Fiscal Year indicating projected balance sheets and earnings for such Fiscal Year.

         (d) OTHER FINANCIAL INFORMATION. Such other information regarding the operations, business affairs and financial condition of the Credit Parties and any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.2 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of a Responsible Officer of the Borrower in the form of EXHIBIT E attached hereto (an "Officers Compliance Certificate").

         SECTION 7.3 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than five (5) Business Days after any Credit Party obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any of their properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;

         (b) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

         (c) any attachment, judgment, lien, levy or order that may be assessed against or threatened against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

         (d) (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any other Material Contract to which any Credit Party is a party or by which any Credit Party or any of such Credit Party's respective property may be bound, which default or event of default referred to in this clause (ii) could reasonably be expected to have a Material Adverse Effect;

         (e) any violation of ERISA or any liability incurred under any Employee Benefit Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect;

         (f) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect (provided that all Schedules must be updated by the Credit Parties only at each fiscal quarter end by forwarding any such updates to the Administrative Agent with the applicable Officer's Compliance Certificate); and

         (g) any proposed amendment, change or modification to, or waiver of any provision of, or any termination of, any Material Contract which could reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.12, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1 PRESERVATION OF EXISTENCE AND RELATED MATTERS. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2 MAINTENANCE OF PROPERTY. In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition, other than ordinary wear and tear excepted all buildings, equipment and other tangible real and personal property, and from time to time make or cause to be made all renewals, replacements and additions to such property reasonably necessary for the conduct of its business.

         SECTION 8.3 INSURANCE. In addition to the requirements of any of the Security Documents, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses or as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request (a) a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, and (b) a certified copy of the policies of insurance.

         SECTION 8.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform (a) all Obligations, (b) all taxes, assessments and other governmental charges that may be levied or assessed upon it or its property (other than those being contested in good faith by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP) and (c) all other indebtedness, obligations and liabilities in accordance with customary trade practices the failure to make payment of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.6 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable or necessary to the conduct of its business including, without limitation, all Environmental Laws and all Governmental Approvals required thereunder.

         SECTION 8.7 ENVIRONMENTAL MANAGEMENT. In addition to and without limiting the generality of Section 8.6, maintain its business premises (whether leased or owned in fee) free of any Hazardous Materials the removal of which is required under Environmental Laws; and adopt and maintain prudent management, disposal, clean-up and other practices as may be required by Environmental Laws for all other Hazardous Materials located on its business premises.

         SECTION 8.8 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 8.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any material civil penalty under ERISA or material tax under the Code; furnish to the Administrative Agent upon the Administrative Agent's request such information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent; and operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the

Code or any material liability to any qualified beneficiary as defined in
Section 4980B of the Code.

         SECTION 8.9 COMPLIANCE WITH AGREEMENTS. Comply with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, all Material Contracts, where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

         SECTION 8.10 CONDUCT OF BUSINESS. Remain engaged primarily in the business of (a) third party administration of healthcare, life and disability plans and the marketing of such plans and any other business reasonably related thereto, including the medical informatics business and (b) other lines of business approved in connection with a Permitted Acquisition.

         SECTION 8.11 VISITS AND INSPECTIONS. Permit representatives of the Administrative Agent and Lenders, upon reasonable notice to the Borrower, from time to time during normal business hours, as often as may be reasonably requested, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its partners, principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12 NEW SUBSIDIARIES. Prior to such time as a Subsidiary of the Borrower (which is not then a Credit Party) owns assets in excess of $1,000 or conducts business or consummates any Permitted Acquisition, cause to be executed and delivered to the Administrative Agent (i) a supplement substantially in the form attached as Exhibit A to the Pledge Agreement, executed by the Borrower, if the Borrower is the parent thereof, or Exhibit A to the Pledge Agreement executed by HPSI, if HPSI is the parent thereof, or, if such new Subsidiary is not a direct Wholly-Owned Subsidiary of either such Credit Party, an additional Pledge Agreement executed by the parent thereof, in each case pledging 100% of the capital stock of such new Subsidiary in form and content satisfactory to the Administrative Agent, (ii) a Subsidiary Guaranty substantially in the form of the EXHIBIT H, executed by such new Subsidiary and
(iii) corresponding closing documents and legal opinions referred to in Section
5.2 with respect to such new Subsidiary and such other documents reasonably requested by the Administrative Agent and Required Lenders consistent with the terms of this Agreement, in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that the capital stock of such Subsidiary shall become Collateral for the Obligations.

         SECTION 8.13 DIVIDENDS. To the extent necessary in order that the Borrower be able to make any payment required hereunder, cause its Subsidiaries to pay dividends or make other cash distributions to the Borrower.

         SECTION 8.14 YEAR 2000 COMPATIBILITY. Prior to June 30, 1999, take all actions reasonably necessary to assure that Borrower's computer based systems are able to operate and effectively process data which includes dates prior to, on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrower's Year 2000 compatibility.

         SECTION 8.15 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

         SECTION 9.1 LEVERAGE RATIO. As of the end of any fiscal quarter of the Borrower during the period set forth below, permit the Leverage Ratio to exceed the corresponding ratio set forth below:

         Closing Date through June 30, 2000                   3.50 to 1.00

         July 1, 2000 through June 30, 2001                   3.25 to 1.00

         July 1, 2001 through June 30, 2002                   3.00 to 1.00

         Thereafter                                           2.75 to 1.00

         SECTION 9.2 FIXED CHARGE COVERAGE RATIO. As of the end of any fiscal quarter of the Borrower during the term of this Credit Facility, permit the Fixed Charge Coverage Ratio to be less than 2.50 to 1.00.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrower has not and will not permit any of its Subsidiaries to:

         SECTION 10.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt other than:

                  (a) the Obligations;

                  (b) existing Debt described as of the Closing Date on SCHEDULE 6.1(t) hereto and not otherwise permitted pursuant to this Section 10.1 or
Section 10.2 (but not the increase thereof);

                  (c) the Outstanding Letters of Credit; PROVIDED, that the Outstanding Letters of Credit shall terminate on the earlier to occur of (i) the date of expiry of such Outstanding Letter of Credit pursuant to the terms and conditions thereof (without any renewal or extension thereof) and (ii) the date of issuance of any new Letter of Credit pursuant to the terms hereof;

                  (d) Debt under any Hedging Agreement reasonably acceptable to the Administrative Agent;

                  (e) Guaranty Obligations permitted pursuant to Section 10.2;

                  (f) Subordinated Debt of the Borrower which shall not exceed an aggregate principal amount of $5,000,000 incurred during the term of the Credit Facility;

                  (g) Debt of the Borrower incurred by reason of merger or otherwise assumed in connection with any Permitted Acquisition in an aggregate principal amount not to exceed $15,000,000 during the term of the Credit Facility, the terms and conditions of which (including without limitation any collateral security therefor) shall be reasonably acceptable to the Administrative Agent and Lenders;

                  (h) Debt of the Borrower, other than that provided for in clauses (a) through (g) of this Section, incurred in the ordinary course of business of the Borrower and its Subsidiaries not to exceed an aggregate principal amount of $5,000,000 outstanding at any time; PROVIDED, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purposes of enabling the Borrower to pay the Obligations.
 .

         SECTION 10.2 LIMITATIONS ON GUARANTY OBLIGATIONS. Other than Guaranty Obligations created by the Loan Documents, create, incur, assume or suffer to exist any Guaranty Obligations, except:

                  (a) indemnity obligations under surety or fidelity insurance coverage (i) set forth on SCHEDULE 6.1(t) and (ii) incurred in the ordinary course of business; PROVIDED that the aggregate amount of such indemnity obligations pursuant to clauses (i) and (ii) LESS the amount of any such obligations secured by the Outstanding Letters of Credit does not exceed $12,000,000;

                  (b) Guaranty Obligations securing the Swingline Credit Agreement;

                  (c) the Sykes-Healthplan Guaranty in the amount of $37,500,000 on terms and conditions as set forth therein on the Closing Date;

                  (d) other Guaranty Obligations on terms and conditions acceptable to the Administrative Agent and the Lenders not in excess of $2,500,000 in the aggregate outstanding at any time.

         SECTION 10.3 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its owned property, real or personal (including without limitation capital stock or other ownership interests), whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar claims or to secure the performance of tenders, bids, contracts, statutory obligations and other similar obligations;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) (i) purchase money Liens securing any purchase money Debt permitted under Section 10.1(h); PROVIDED, that the Lien attaches only to the asset being purchased and does not exceed 100% of the purchase price of such asset and (ii) Liens securing Debt permitted under Section 10.1(h) incurred in connection with Capitalized Leases;

         (f) Liens in favor of the Administrative Agent for the benefit of itself and the Lenders arising under the Loan Documents;

         (g) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date (i) listed on SCHEDULE 6.1(s) and (ii) which may be reflected on the Lien search reports to be delivered to the Administrative Agent and Lenders after the Closing Date as described on SCHEDULE 6.1(s) to the extent that such Liens evidence the interests of lessors under Capital Leases (as long as the corresponding Capital Lease Obligation is otherwise permitted hereunder) and operating leases, in each case in the property subject to such lease, and such other Liens as permitted by the Administrative Agent and Required Lenders;

         (h) extensions, renewals or replacements of any Lien referred to in clauses (a) through (g) above provided that such extension, renewal or replacement is limited to the property originally encumbered thereby; and

         (i) Liens securing the Swingline Credit Agreement.

         SECTION 10.4 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary) interests, evidence of Debt or other obligation or security, substantially all or a material portion of the assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist any loans, advances or extensions of credit to, or any accounts or notes receivable from, or any investment in cash or by delivery of property in, any Person; or enter into any commitment or option in respect of the foregoing, except:

         (a) investments by the Borrower in the form of acquisitions of all or substantially all of the business or a line of business of any other Person (whether by the acquisition of capital stock or other equity ownership interests, assets or any combination thereof) which are consummated in accordance with the following requirements of this Section 10.4(a) (any such acquisition, a "Permitted Acquisition"): (i) the acquired Person shall be and substantially all of the acquired assets shall be utilized in the similar line of business as the Borrower as described in clause (a) of Section 8.10 or as otherwise approved in writing by the Required Lenders, (ii) no Default or Event of Default shall have occurred and be continuing or be created by the relevant Permitted Acquisition as evidenced by a certificate of the Borrower delivered on the closing date thereof to the Administrative Agent and the Required Lenders in form and substance satisfactory to the Administrative Agent and demonstrating pro forma compliance with the financial covenants set forth in Article IX and the other terms of the Loan Documents, (iii) a description of the relevant Permitted Acquisition in reasonable detail and the corresponding documentation shall be furnished by the Borrower to the Lenders at least ten (10) Business Days prior to the closing date thereof (to be followed by any changed pages and fully executed copies promptly after the creation thereof) and (iv) the Borrower shall have received the prior written approval of the Required Lenders; PROVIDED, that clause (iv) of this Section set forth above shall not be applicable to any proposed Permitted Acquisition the aggregate cash or any other consideration (including, without limitation, all equity consideration, all assumed Debt and the present value, as reasonably estimated by the Borrower, of all future earn-out payments to be made through and including the date which is one (1) year after the Final Maturity Date) for which is less than Thirty Million Dollars ($30,000,000) as long as the aggregate cash or any other consideration (including, without limitation, all equity consideration, all assumed Debt and the present value, as reasonably estimated by the Borrower with a discount rate equal to the Prime Rate in effect at the time of such determination, of all future earn-out payments to be made through and including the date which is one (1) year after the Final Maturity
Date) for such proposed Permitted Acquisition and each other Permitted Acquisition closed during the same Fiscal Year as such proposed Permitted Acquisition does not equal or exceed Seventy-Five Million Dollars ($75,000,000);

         (b) investments in treasury bills, certificates of deposits and bankers acceptances of banks with capital and surplus in excess of $500,000,000, open market commercial paper maturing within ninety (90) days and having the highest or second highest rating of either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation, (provided that the fair market value of any investment in such commercial paper having the second highest rating of Moody's Investor Service or third highest rating of Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation shall not exceed ten percent (10%) of the fair market value of all commercial paper investments permitted by this paragraph (b), commercial paper and governmental securities repurchase obligations issued by banks with capital and surplus in excess of $500,000,000 and money market mutual funds and accounts containing solely the investments permitted under this clause (b);

         (c) investments in Subsidiary Guarantors and the existing loan advances and investments set forth in SCHEDULE 10.4; PROVIDED that any investment by the Borrower and its Subsidiaries in Sykes HealthPlan Services, Inc. shall not exceed $17,000,000 (excluding the amount of the Guaranty Obligations permitted under Section 10.2(c));

         (d) trade accounts created in the ordinary course of business;

         (e) deposits for utilities under security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

         (f) loans and advances to employees (i) in connection with reasonable travel and business expenses in the ordinary course of business in an aggregate amount not in excess of $50,000 outstanding at any time or (ii) as permitted by
Section 10.9; and

         (g) other investments not to exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate during the term of the Credit Facility LESS the aggregate amount of the Borrower's investment in the Sykes HealthPlan Services, Inc. unless otherwise approved in writing by the Required Lenders.

         SECTION 10.5 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself or suffer any liquidation or dissolution except (a) any Wholly-Owned Subsidiary of the Borrower may merge into the Borrower or with any other Wholly-Owned Subsidiary thereof (provided that a Credit Party is the surviving entity) and (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4.

         SECTION 10.6 RESTRICTIONS ON SALE OF ASSETS, ETC. Sell, lease, transfer, assign, exchange or otherwise dispose of any of its assets (including, without limitation, accounts receivable and any transaction the primary purpose of which is to accomplish the sale-leaseback of any asset) or liquidate, dissolve or enter into any transaction for the purpose of winding up its business affairs other than (a) the sale of assets in the ordinary course of business of the Borrower or applicable Subsidiary (including sales of assets in connection with office consolidations consummated in the ordinary course of business) (b) the sale of obsolete assets no longer used in the business of the Borrower or applicable Subsidiary and (c) any conveyance in connection with a merger permitted by Section 10.5.

         SECTION 10.7 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; PROVIDED that (a) the Borrower may pay dividends solely in shares of its own capital stock, (b) any Subsidiary of the Borrower may pay cash dividends or make any other cash distribution thereto (c) the Borrower may purchase on the open market (and/or through private purchases) shares of its capital stock at a total repurchase price of not more than Fifty Million Dollars ($50,000,000) during the term hereof, in accordance with a formal share repurchase plan (the Repurchase Plan") adopted by the Board of Directors of the Borrower and (d) as long as no Default or Event of Default has occurred or is continuing or would result by the action taken, the Borrower may pay a cash dividend up to .1375 per share of its stock on a quarterly basis (or $.55 per share on an annualized basis) for 1998, which amount may be increased by the Borrower on an annualized basis by up to $.05 per share for each calendar year after 1998, in accordance with the formal dividend plan adopted by the Board of Directors of the Borrower and previously delivered to the Administrative Agent and the Lenders.

         SECTION 10.8 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         SECTION 10.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, (a) make any loan or advance to, or purchase, assume or guarantee any note or other obligation to or from, any of its officers, partners or other Affiliates, or to or from any member of the immediate family of any of its officers, partners or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except with respect to each such clause (a) and (b) pursuant to the reasonable requirements of its business (it being hereby agreed that loans to executive officers of the Borrower or its Subsidiaries not to exceed at any one time in an aggregate outstanding principal amount of $500,000 are pursuant to the reasonable requirements of the Borrower's business) and upon fair and reasonable terms that are fully disclosed to the Administrative Agent and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.10 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices for the purposes of compliance with the Loan Documents, subject to the provisions of
Section 13.10.

         SECTION 10.11 RESTRICTIVE AGREEMENTS. Enter into any agreement which contains any covenants materially more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets.

         SECTION 10.12 MATERIAL CONTRACTS. Amend, modify, cancel, terminate or otherwise make any change in any Material Contract in any manner that could reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrower shall default in any payment of principal of any Loan or the Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation and such default shall continue unremedied for five (5) Business Days after the due date thereof.

         (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by any Credit Party under this Agreement, any Loan Document or Security Document, or any amendment supplement or other modification hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. Any Credit Party shall
(i) default in the performance or observance of any covenant or agreement contained in Sections 7.1, 7.2, 7.3(d) or Articles IX or X of this Agreement or
(ii) default in any material respect of the performance or observance of any covenant or agreement contained in Sections 5 or 6 of any Pledge Agreement.

         (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

         (f) DEBT CROSS-DEFAULT. Any Credit Party shall (i) default in the payment of any Debt (other than the Notes) or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $100,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $100,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (g) OTHER CROSS-DEFAULTS; CANCELLATION AND TERMINATION. Any Credit Party shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract (other than the Credit Agreement) the breach of which could have a Material Adverse Effect. Any Carrier Contract or other agreement to which the Borrower or any Subsidiary thereof is a party or any group of such Carrier Contracts or agreements which individually or in the aggregate generated an amount equal to or greater than fifteen percent (15%) of the revenue of the Borrower (determined on a Consolidated basis) for the fiscal quarter ending on or most recently ended prior to any date of determination shall be canceled or terminated during the term of the Credit Facility.

         (h) CHANGE OF CONTROL. (i) The Borrower shall cease to own and control 100% of the issued and outstanding common stock of HPSI free and clear of any Liens (except as created by the Pledge Agreement executed by the Borrower) or 100% of the voting power of HPSI entitled to vote in the election of members of the board of directors of HPSI or (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or more than such percentage of the issued and outstanding common stock of the Borrower.

         (i) VOLUNTARY BANKRUPTCY PROCEEDING. Any Credit Party shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Credit Party in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any such Person or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) FAILURE OF AGREEMENTS. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party, or any Credit Party shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (l) JUDGMENT OR ATTACHMENT. Any final judgments or orders for the payment of money which exceed $500,000 in an amount individually or in the aggregate shall be entered against any Credit Party by any court or warrants or writs of attachment or execution or similar processes shall be issued against any property of the any Credit Party which exceeds $500,000 in value individually or in the aggregate and such judgments or order warrants or processes as applicable, shall continue undischarged or unstayed for a period of forty-five (45) days.

         (m) LOSS OF LICENSE. Any license for third party administration or utilization review services of the Borrower or any Subsidiary thereof shall be revoked, canceled or otherwise terminated, which event would reasonably be expected to have a Material Adverse Effect.

         SECTION 11.2 REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

         (a) ACCELERATION; TERMINATION OF FACILITIES. Declare the principal of and interest on the Loans and the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder, but excluding any Hedging Agreement) and all other Obligations (other than Obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations (other than Obligations owing under any Hedging Agreement) shall automatically become due and payable.

         (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

         (c) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

         SECTION 11.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1 APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         SECTION 12.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Credit Parties.

         SECTION 12.4 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.11 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 12.6 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower or the Subsidiary Guarantors and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9 RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative

Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1     NOTICES.

         (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:   HealthPlan Services Corporation
                               3501 Frontage Road
                               Tampa, Florida  33607
                               Attention:  Philip S. Dingle, General Counsel
                               Telephone No.:  813/289-1000
                               Telecopy No.:   813/289-0490

         With a copy to:             Fowler, White, Gillen, Boggs,
                                       Villareal and Banker, P.A.
                                     501 East Kennedy Blvd.
                                     Tampa, Florida  33601
                                     Attention:  David C. Shobe, Esquire
                                     Telephone No.:  813/228-7411
                                     Telecopy No.:   813/229-9401

         If to First Union as        First Union National Bank
            Administrative Agent:    One First Union Center, TW-10
                                     301 South College Street
                                     Charlotte, North Carolina  28288-0608
                                     Attention:  Syndication Agency Services
                                     Telephone No.: 704/374-2698
                                     Telecopy No.: 704/383-0288

         With a copy to:            The address of First Union set forth on
                                    SCHEDULE 1.1(b) hereto

         If to any Lender:          To the Address set forth on  SCHEDULE 1.1(b)
                                    hereto

         (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2 EXPENSES; INDEMNITY. The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and (subject to the limitations set forth in the commitment letter dated as of March 23, 1998 from the Administrative Agent to the Borrower) reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any of the other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any of the other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. In addition, the Borrower will pay all out-of-pocket expenses of the Administrative Agent in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent and Lenders.

         SECTION 13.3 STAMP AND OTHER TAXES. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the other Loan Documents or the perfection of any rights thereunder.

         SECTION 13.4 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.11 are hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or to any other Person, any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured excluding government securities required by Applicable Law to be held as security for worker's compensation and similar) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.5 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 13.6 CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.6 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 13.7     BINDING ARBITRATION; WAIVER OF JURY TRIAL.

         (a) JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (b) BINDING ARBITRATION. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, the Notes or any other Loan Documents ("Disputes"), between or among parties to this Agreement, the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (c) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.8 REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral for the Borrower's benefit which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.


         SECTION 13.9     INJUNCTIVE RELIEF; CONSEQUENTIAL DAMAGES.

         (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its respective obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, Lenders and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 13.10 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.11     SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) ASSIGNMENT BY LENDERS. Each Lender may, with the consent of the Administrative Agent and the Borrower (so long as no Default or Event of Default has occurred and is continuing), which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); PROVIDED that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                  (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; PROVIDED that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT F:

                  (i) accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrower; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (f) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); PROVIDED that:

                  (i) each such participation shall be in an amount not less than $3,000,000 unless such participation is to an Affiliate in which case no minimum amount shall be required;

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

                  (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; PROVIDED, that the Administrative Agent may disclose information relating to this Agreement may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and PROVIDED FURTHER, that the Administrative Agent and the Lenders may disclose any such information to their counsel and accountants and to the extent they reasonably believe that such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.11, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         (h) CERTAIN PLEDGES OR ASSIGNMENTS. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.12 AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified and waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; PROVIDED, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or any fees or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) release any material portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document) or (g) amend the provisions of this Section 13.12 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.13 PERFORMANCE OF DUTIES. The Credit Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the Credit Parties at their sole cost and expense.

         SECTION 13.14 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.15 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan

Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.16 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.17 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.19     TERM OF AGREEMENT.

         (a) This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         (b) The Credit Parties expressly acknowledge and agree that each covenant contained in Articles VII, VIII, IX and X hereof shall be given independent effect. Accordingly, no Credit Party shall engage in any transaction or other act otherwise permitted under any covenant contained in any such
Article if, before or after giving effect thereto, such Credit Party shall or would be in breach of any other covenant contained in any such Article.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized representatives, all as of the day and year first written above.


                                    BORROWER:

[CORPORATE SEAL]                    HEALTHPLAN SERVICES CORPORATION



                                    By:   /s/ DONALD FITCH
                                        ----------------------------------------
                                        Name:  Donald Fitch
                                        Title: Treasurer

                                     ADMINISTRATIVE AGENT:

                                     FIRST UNION NATIONAL BANK


                                     By:     /s/ DOUGLAS M. BURNETT
                                          --------------------------------------
                                          Name:  Douglas M. Burnett
                                          Title: Vice President


                                     LENDERS:

                                     FIRST UNION NATIONAL BANK



                                     By      /s/ GAIL M. GOLIGHTLY
                                          --------------------------------------
                                          Name:  Gail M. Golightly
                                          Title: Senior Vice President


                                     CREDIT LYONNAIS ATLANTA AGENCY



                                     By      /s/ DAVID M. CAWRSE
                                          --------------------------------------
                                          Name:  David M. Cawrse
                                          Title: First Vice President & Manager


                                     SUNTRUST BANK, TAMPA BAY



                                     By      /s/ RONALD K. RUEVE
                                          --------------------------------------
                                          Name:  Ronald K. Rueve
                                          Title: Vice President


                                     FLEET NATIONAL BANK


                                     By      /s/ THOMAS ENGELS
                                          --------------------------------------
                                          Name:  Thomas Engels
                                          Title:  Vice President

                                     SOUTHTRUST BANK, NATIONAL
                                     ASSOCIATION



                                     By      /s/ MARTIN D. GAWEL
                                          --------------------------------------
                                          Name:  Martin D. Gawel
                                          Title: Vice President


                                     COOPERATIEVE CENTRALE RAIFFEISEN-
                                     BOERENLEENBANK B.A. "RABOBANK
                                     NEDERLAND", NEW YORK BRANCH


                                     By:     /s/ ROBERT B. BENOIT
                                          --------------------------------------
                                             /s/ DANA W. HEMENWAY
                                             -----------------------------------
                                          Name:  Robert B. Benoit
                                          Title: Senior Vice President
                                          Name:  Dana W. Hemenway
                                          Title: Vice President


                                     NATIONSBANK, N.A.


                                     By:     /s/ HENRY PENNELL
                                          --------------------------------------
                                          Name:  Henry Pennell
                                          Title:  Assistant Vice President


                                     AMSOUTH BANK


                                     By      /s/ LIZA L. HOOVER
                                          --------------------------------------
                                          Name:  Liza L. Hoover
                                          Title: Assistant Vice President


                                     HIBERNIA NATIONAL BANK


                                     By      /s/ STEPHANIE FREEMAN
                                          --------------------------------------
                                          Name:  Stephanie Freeman
                                          Title: Banking Officer

                                     THE FIFTH THIRD BANK OF COLUMBUS


                                     By      /s/ CHARLES D. HALE
                                          --------------------------------------
                                          Name:  Charles D. Hale
                                          Title: Vice President

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT to the Credit Agreement referred to below (this "First Amendment"), is made and entered into as of this 23rd day of June, 1998 by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), certain subsidiaries of the Borrower identified on the signature pages hereto, the Lenders party to such Credit Agreement, and FIRST UNION NATIONAL BANK, as Administrative Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE

         The Lenders have extended certain credit facilities to the Borrower pursuant to the Credit Agreement dated as of May 1, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders and the Administrative Agent.

         The Lenders executed a Waiver and Consent dated as of June 15, 1998 pursuant to which their consent was required as a condition of the effectiveness of paragraph three (3) of such consent. The Lenders have not issued such consent, and, therefore, paragraph three (3) shall not become effective.

         The Borrower has requested that the Lenders amend the Credit Agreement to, among other things, revise certain of the financial covenants and certain other provisions of the Credit Agreement, and the Lenders have agreed to do so, but only on the terms and conditions set forth below in this Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. (a) All capitalized undefined terms used in this First Amendment shall have the meanings assigned thereto in the Credit Agreement and
(b) "EFFECTIVE DATE" means the date of this Amendment or such later Business Day upon which each condition described below shall be satisfied or waived in a manner acceptable to the Administrative Agent and required Lenders.

         2. AGREEMENTS. The Administrative Agent and the Lenders hereby consent to the adjustments to EBITDA of Centra Benefit Services, Inc. for purposes of determining compliance with the financial covenants set forth in Article IX as more fully set forth on Schedule 1 hereto.

         3. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

         (a)      Section 1.1 is hereby amended as follows:

                  (i) by deleting the parenthetical in section (a) (iii) of the definition of Fixed Charge Coverage Ratio and inserting in its place the following: "(excluding stock repurchases permitted pursuant to Section 10.7 in an amount not to exceed $26,800,858 and occurring on or prior to June 17, 1998)"; and

                  (ii) by deleting the second proviso in the definition of PRO FORMA EBITDA, which proviso begins on line 10 of such definition.

                  (b) Section 2.2(a) is hereby amended by substituting the attached Exhibit B for the Exhibit B referred to therein.

                  (c) Section 9.1 is hereby amended by deleting the time periods and ratios set forth therein, and inserting the following time periods and ratios:

                  Closing date through June 30, 1999            3.50 to 1.00

                  July 1, 1999 through June 30, 2001            3.25 to 1.00

                  July 1, 2001 through June 30, 2002            3.00 to 1.00

                  Thereafter                                    2.75 to 1.00

                  (d) Section 10.4 is hereby amended by deleting the phrase "ten
         (10) Business Days and inserting "five (5) Business Days" in lieu thereof:

         4. CONDITIONS. The effectiveness of this Amendment shall be conditioned upon delivery to the Administrative Agent of the following items:

                  (a) EXECUTION. Receipt by the Administrative Agent of this Amendment duly executed by the Borrower, Administrative Agent and the Lenders constituting Required Lenders.

                  (d) ADDITIONAL ITEMS. Receipt by the Administrative Agent of any other document or instrument reasonably requested by it in connection with the execution of this Amendment.

         5. LIMITED AMENDMENT. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Documents or (b) to prejudice any other right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

         6. REPRESENTATIONS AND WARRANTIES. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         7. CONFIRMATION OF SECURITY DOCUMENTS. Each Credit Party hereby agrees and confirms that the definition of Obligations as used in each Pledge Agreement and Subsidiary Guaranty Agreement to which it is a party includes the Credit Agreement as amended hereby.

         8. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         9. COUNTERPARTS. This First Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.



                                 [Signature Pages Intentionally Omitted]

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date and year first above written.

                                    BORROWER:

[CORPORATE SEAL]                    HEALTHPLAN SERVICES CORPORATION

                                    By:      /s/ DONALD FITCH
                                       -----------------------------------------
                                       Name:  Donald Fitch
                                       Title: Treasurer

                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and Lender

                                    By:      /s/ GAIL M. GOLIGHTLY
                                       -----------------------------------------
                                       Name:  Gail M. Golightly
                                       Title: Senior Vice President

                                    CREDIT LYONNAIS ATLANTA AGENCY, as
                                    Lender

                                    By       /s/ DAVID M. CAWRSE
                                       -----------------------------------------
                                       Name:  David M. Cawrse
                                       Title: First Vice President & Manager

                                    SUNTRUST BANK, TAMPA BAY, as Lender

                                    By       /s/ RONALD K. RUEVE
                                       -----------------------------------------
                                       Name:  Ronald K. Rueve
                                       Title: Vice President

                                    FLEET NATIONAL BANK, as Lender

                                    By       /s/ THOMAS ENGELS
                                       -----------------------------------------
                                       Name:  Thomas Engels
                                       Title: Vice President

                                    SOUTHTRUST BANK, NATIONAL
                                    ASSOCIATION, as Lender

                                    By       /s/ STEPHEN C. GREEN
                                       -----------------------------------------
                                       Name:  Stephen C. Green
                                       Title: Group Vice President

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A. "RABOBANK
                                    NEDERLAND", NEW YORK BRANCH

                                    By:      /s/ ROBERT B. BENOIT
                                       -----------------------------------------
                                             /s/ DANA W. HEMENWAY
                                             -----------------------------------
                                       Name:  Robert B. Benoit
                                       Title: Senior Vice President
                                       Name:  Dana W. Hemenway
                                       Title: Vice President

                                    NATIONSBANK, N.A.

                                    By:      /s/ SADAHRI W. BERRY
                                       -----------------------------------------
                                       Name:  Sadahri W. Berry
                                       Title: Vice President

                                    AMSOUTH BANK

                                    By       /s/ LIZA L. HOOVER
                                       -----------------------------------------
                                       Name:  Liza L. Hoover
                                       Title: Assistant Vice President

                                    HIBERNIA NATIONAL BANK

                                    By       /s/ CHRISTOPHER B. PITRE
                                       -----------------------------------------
                                    Name:  Christopher B. Pitre
                                    Title: Vice President

                                    THE FIFTH THIRD BANK OF COLUMBUS

                                    By       /s/ MARK RANSOM
                                       -----------------------------------------
                                       Name:  Mark Ransom
                                       Title: Vice President

                           SECOND AMENDMENT AND WAIVER

         THIS SECOND AMENDMENT AND WAIVER to the Credit Agreement referred to below (this "Second Amendment"), is made and entered into as of this 15th day of December, 1998 by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), the Lenders party to the Credit Agreement (as defined below) and identified on the signature pages hereto, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders. This Second Amendment shall have an Effective Date (as defined below) determined in accordance with Section 4 below.

                              STATEMENT OF PURPOSE

         The Lenders have extended certain credit facilities to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of May 1, 1998 (as amended by the First Amendment thereto dated as of June 19, 1998, certain waivers thereto, and as further amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders and the Administrative Agent.

         The Borrower has requested that the Lenders amend the Credit Agreement to, among other things, revise certain of the covenants and other provisions of the Credit Agreement on a permanent basis. In addition, the Borrower has requested that the Lenders amend certain covenants and provisions of the Credit Agreement for a limited period of time. The Lenders have agreed to amend the Credit Agreement, but only on the terms and conditions set forth below in this Second Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized undefined terms used in this Second Amendment shall have the meanings assigned thereto in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT.

         (a) Section 1.1 of the Credit Agreement shall be amended by deleting the definitions of "Aggregate Commitment", "EBITDA" and "Net Income" in their entirety and inserting the following in lieu thereof:

                  "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Seventy-Five Million Dollars ($175,000,000); PROVIDED that, for all purposes (other than (a) the calculation of the Commitment Percentage of any Lender and (b) the calculation of the Commitment Fee contained in

         Section 4.3(a) of the Credit Agreement) until the earlier to occur of
         (x) the end of the Amendment Period or (y) such time as EBITDA, as of the end of any fiscal quarter during the Amendment Period, exceeds $10,000,000 in each of the immediately preceding two (2) consecutive fiscal quarters during the Amendment Period, the Aggregate Commitment hereunder shall be deemed to be One Hundred Twenty-Five Million Dollars ($125,000,000).

                  "EBITDA" means, for any period, Net Income of the Borrower and its Subsidiaries for such period PLUS the sum of the following for such period to the extent deducted in determining such Net Income: (a) Interest Expense, (b) all federal, state, local and foreign income and gross receipt tax expense, (c) depreciation, amortization and depletion expense and (d) any non-cash loss on the partial impairment of goodwill, in each case determined on a Consolidated book basis in accordance with GAAP; PROVIDED, that EBITDA for the fiscal quarter ending (i) December 31, 1997 shall be deemed to equal $13,146,000, (ii) March 31, 1998 shall be deemed to equal $11,938,000, (iii) June 30, 1998 shall be deemed to equal $7,402,000 and (iv) September 30, 1998 shall be deemed to equal $27,442,000."

                  "NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries determined on a Consolidated basis for such period, without duplication, in accordance with GAAP PLUS all non-recurring non-cash charges PLUS all non-recurring cash charges not to exceed $1,000,000 in the aggregate (for both non-recurring cash charges and non-recurring non-cash charges) for any fiscal quarter; except that any non-recurring cash and non-cash charges may exceed $1,000,000 in the aggregate for any fiscal quarter to the extent approved in writing by the Required Lenders; PROVIDED, that there shall be excluded from such net income (a) the net income of any Person not a Wholly-Owned Subsidiary of the Borrower, and the net income of any Person accounted for by the equity method, except in each case (i) to the extent received by the Borrower or a Wholly-Owned Subsidiary in a cash distribution or (ii) to the extent consented to by the Administrative Agent in its sole discretion and (b)(i) prior to the fiscal quarter ending September 30, 1999, any non-recurring cash or non-cash gain and (ii) for any period of four (4) consecutive fiscal quarters following the fiscal quarter ending September 30, 1999, the aggregate amount of all non-recurring cash or non-cash gains during such period in excess of $5,000,000; PROVIDED, that any non-recurring cash or non-cash gains during such period in an aggregate amount less than $5,000,000 may be included in such net income upon approval in writing by the Required Lenders."

         (b) Section 1.1 of the Credit Agreement shall be amended by inserting the following new definitions in correct alphabetical order:

                  "AMENDMENT EFFECTIVE DATE" means the Effective Date (as defined in the Second Amendment).

                  "AMENDMENT PERIOD" means the period commencing on the Amendment Effective Date and ending on the earlier (but in no event earlier than September 30, 1999) to occur of:

         (a) the last day of the reporting period for the fiscal quarter ending December 31, 1999 or (b) the last day of any fiscal quarter of the Borrower in which the Borrower is in compliance with the financial covenants contained in Sections 9.1 and 9.2 of this Agreement as such financial covenants existed prior to giving any effect to the Second Amendment.

                  "CASH FLOW RATIO" means, as of any fiscal quarter end of the Borrower, the ratio of (a) EBITDA for the fiscal quarter then ending LESS the sum of (i) Capital Expenditures for the fiscal quarter then ending PLUS (ii) shareholder dividends for the fiscal quarter then ending to (b) Interest Expense for the fiscal quarter then ending.

                  "SECOND AMENDMENT" means the Second Amendment and Waiver dated as of December 15, 1998 by and among the Borrower, the Lenders and the Administrative Agent."

         (c) The proviso contained in Section 4.1(c) of the Credit Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  "; PROVIDED, that notwithstanding the foregoing, during the Amendment Period, the Applicable Margin with respect to Base Rate Loans shall be 0.25% and the Applicable Margin with respect to LIBOR Rate Loans shall be 1.50%."

         (d) The third sentence in Section 4.3(a) of the Credit Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  "Notwithstanding any of the foregoing to the contrary, during the Amendment Period, the Commitment Fee shall be 0.250%."

         (e) During the Amendment Period, the following Section 9.3 shall be added to Article IX of the Credit Agreement for such Amendment Period:

                  "SECTION 9.3 MINIMUM EBITDA. As of the last day of any fiscal quarter referred to below, permit EBITDA exclusive of any non-recurring cash and non-cash gains to be less than the corresponding amount set forth below:

                           FISCAL QUARTER                         AMOUNT
                           --------------                         ------

                  October 1, 1998 - December 31, 1998           $6,000,000
                  January 1, 1999 - March 31, 1999              $7,500,000
                  April 1, 1999 - June 30, 1999                 $8,000,000
                  July 1, 1999 - September 30, 1999             $9,500,000
                  October 1, 1999 - December 31, 1999           $10,500,000

                  (f) During the Amendment Period, the following Section 9.4 shall be added to Article IX of the Credit Agreement for such Amendment Period:

                  "SECTION 9.4 CAPITAL EXPENDITURES. Permit Capital Expenditures to exceed $10,000,000 in the aggregate for any period of four (4) consecutive fiscal quarters."

         (g) During the Amendment Period, the following Section 9.5 shall be added to Article IX of the Credit Agreement for such Amendment Period:

                  "SECTION 9.5 CASH FLOW RATIO. As of the last day of any fiscal quarter, permit the Cash Flow Ratio to be less than the corresponding ratio set forth below:

                           FISCAL QUARTER                         RATIO

                  October 1, 1998 - December 31, 1998          0.85 to 1.00
                  January 1, 1999 - March 31, 1999             1.65 to 1.00
                  April 1, 1999 - June 30, 1999                1.90 to 1.00
                  July 1, 1999 - September 30, 1999            2.70 to 1.00
                  October 1, 1999 - December 31, 1999          3.25 to 1.00


         (h) During the Amendment Period, Section 10.4(a) of the Credit Agreement is hereby deleted in its entirety and the following Section 10.4(a) shall be inserted in lieu thereof for such Amendment Period:

                  "(a) investments by the Borrower in the form of acquisitions of all or substantially all of the business or a line of business of any other Person (whether by the acquisition of capital stock or other equity ownership interests, assets or any combination thereof) which are consummated in accordance with the following requirements of this
         Section 10.4(a) (any such acquisition, a "Permitted Acquisition"): (i) the acquired Person shall be and substantially all of the acquired assets shall be utilized in the similar line of business as the Borrower as described in clause (a) of Section 8.10 or as otherwise approved in writing by the Required Lenders, (ii) no Default or Event of Default shall have occurred and be continuing or be created by the relevant Permitted Acquisition as evidenced by a certificate of the Borrower delivered on the closing date thereof to the Administrative Agent and the Required Lenders in form and substance satisfactory to the Administrative Agent and demonstrating pro forma compliance with the financial covenants set forth in Article IX and the other terms of the Loan Documents, (iii) a description of the relevant Permitted Acquisition in reasonable detail and the corresponding documentation shall be furnished by the Borrower to the Lenders at least five (5) Business Days prior to the closing date thereof (to be followed by any changed pages and fully executed copies promptly after the creation thereof) and (iv) the Borrower shall have received the prior written approval of the Required Lenders."

         (i) Section 10.4(g) of the Credit Agreement is hereby amended as follows:

                  (i) During the Amendment Period, Section 10.4(g) of the Credit Agreement is hereby deleted in its entirety and the following Section 10.4(g) shall be inserted in lieu thereof for such Amendment Period:

                           "(g) other investments not to exceed Seven Million
                  Five Hundred Thousand Dollars ($7,500,000) in the aggregate during the Amendment Period unless otherwise approved in writing by the Required Lenders." For purposes of determining compliance with this Section 10.4(g) reductions to the basket amount shall be permanent and the basket amount shall not be reset or otherwise increased by the proceeds of investments which are liquidated during the term hereof except to the extent the total amount of the net cash proceeds received from the liquidation of any such investment are used by the Borrower to repay the Loans and Letters of Credit under the Credit Facilities."

                  (ii) Following the Amendment Period, Section 10.4(g) of the Credit Agreement is hereby deleted in its entirety and the following
         Section 10.4(g) shall be inserted in lieu thereof:

                           "(g) other investments not to exceed Seventeen
                  Million Five Hundred Thousand Dollars ($17,500,000) in the aggregate during the term of the Credit Facility (other than any investment in Sykes HealthPlan Services, Inc., prior to the Amendment Period) unless otherwise approved in writing by the Required Lenders LESS any investments made under this
                  Section 10.4(g) during the Amendment Period LESS $5,000,000 invested by the Borrower in HealthAxis.com, Inc." For purposes of determining compliance with this Section 10.4(g) reductions to the basket amount shall be permanent and the basket amount shall not be reset or otherwise increased by the proceeds of investments which are liquidated during the term hereof except to the extent the total amount of the net cash proceeds received from the liquidation of any such investment are used by the Borrower to repay the Loans and Letters of Credit under the Credit Facilities."

         (j) Section 10.7(c) of the Credit Agreement shall be deleted in its entirety and the following Section 10.7(c) shall be inserted in lieu thereof:

                  "(c) the Borrower may purchase on the open market (and/or through private purchases) shares of its capital stock (each a "Stock Repurchase") at a total repurchase price of not more than Thirty Million Dollars ($30,000,000) during the term of the Credit Facility, in accordance with a formal share repurchase plan (the Repurchase Plan") adopted by the Board of Directors of the Borrower; PROVIDED, that so long as EBITDA is greater than $10,000,000 for any fiscal quarter, the Borrower may make additional Stock Repurchases at a total repurchase price of not more than $2,500,000 during the ninety (90) day period following the date financial statements are delivered for such fiscal quarter; PROVIDED, FURTHER that the total aggregate consideration for all Stock Repurchases shall not exceed $40,000,000 in the aggregate during the term of the Facility."

         (k) Section 10.7(d) of the Credit Agreement shall be deleted in its entirety and the following Section 10.7(d) shall be inserted in lieu thereof:

                  "(d) as long as no Default or Event of Default has occurred or is continuing or would result by the action taken, the Borrower may pay a cash dividend up to $.1375 per share of its stock on a quarterly basis (or $.55 per share on an annualized basis) for 1998, which amount may be increased by the Borrower on an annualized basis by up to $.05 per share for each calendar year after 1998, in accordance with the formal dividend plan adopted by the Board of Directors of the Borrower and previously delivered to the Administrative Agent and the Lenders; PROVIDED, that during the Amendment Period such increase must be approved in writing by the Required Lenders."

         3. WAIVER. During the Amendment Period, Section 9.2 of the Credit Agreement is hereby waived except to the extent the Borrower can demonstrate compliance with such covenant for the purpose of terminating the Amendment Period. Notwithstanding the foregoing, the Borrower shall continue to calculate and report the Fixed Charge Coverage Ratio on a quarterly basis at all times during the term hereof.

         4. CONDITIONS. The effectiveness of this Amendment shall be conditioned upon the following:

                  (a) EXECUTION. This Second Amendment shall become effective (the "Effective Date") upon receipt by the Administrative Agent of this Second Amendment duly executed by the Borrower, Administrative Agent and the Lenders constituting Required Lenders;

                  (b) AMENDMENT FEE. Receipt by the Administrative Agent of the Amendment Fee (described in Section 7 below); and

                  (c) ADDITIONAL ITEMS. Receipt by the Administrative Agent of any other document or instrument reasonably requested by it in connection with the execution of this Amendment.

         5. LIMITED AMENDMENT AND WAIVER. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Documents or (b) to prejudice any other right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

         6. REPRESENTATIONS AND WARRANTIES. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         7. AMENDMENT FEE. The Borrower shall pay to the Administrative Agent, for the account of each Lender executing this Second Amendment on or before December 15, 1998, an amendment fee (the "Amendment Fee") equal to 0.125% of such Lender's Commitment.

         6. GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         7. COUNTERPARTS. This Second Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date and year first above written.

[CORPORATE SEAL]                    HEALTHPLAN SERVICES CORPORATION,
                                    as Borrower

                                    By:      /s/ DONALD FITCH
                                       -----------------------------------------
                                    Name:  Donald Fitch
                                    Title: Treasurer



                           [Signature Pages Continue]

                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and Lender

                                    By       /s/ THOMAS L. STITCHBERRY
                                       -----------------------------------------
                                       Name:  Thomas L. Stitchberry
                                       Title: Senior Vice President


                           [Signature Pages Continue]

                                    CREDIT LYONNAIS ATLANTA AGENCY, as
                                    Lender

                                    By       /s/ DAVID M. CAWRSE
                                       -----------------------------------------
                                       Name:  David M. Cawrse
                                       Title: First Vice President & Manager



                           [Signature Pages Continue]

                                    SUNTRUST BANK, TAMPA BAY, as Lender

                                    By       /s/ HAROLD BITLER
                                       -----------------------------------------
                                       Name:  Harold Bitler
                                       Title: First Vice President



                           [Signature Pages Continue]

                                    FLEET NATIONAL BANK, as Lender

                                    By       /s/ THOMAS ENGELS
                                       -----------------------------------------
                                       Name:  Thomas Engels
                                       Title: Vice President



                           [Signature Pages Continue]

                                    SOUTHTRUST BANK, NATIONAL
                                    ASSOCIATION, as Lender

                                    By       /s/ DIANNE M. FLANNERY
                                       -----------------------------------------
                                       Name:  Dianne M. Flannery
                                       Title: Vice President




                           [Signature Pages Continue]

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A. "RABOBANK
                                    NEDERLAND", NEW YORK BRANCH, as
                                    Lender

                                    By:      /s/ IAN REECE
                                       -----------------------------------------
                                       Name:  Ian Reece
                                       Title: Senior Credit Officer



                           [Signature Pages Continue]

                                    NATIONSBANK, N.A., as Lender

                                    By:      /s/ SADAHRI BERRY
                                       -----------------------------------------
                                       Name:  Sadahri Berry
                                       Title: Vice President



                           [Signature Pages Continue]

                                    AMSOUTH BANK, as Lender

                                    By       /s/ LIZA L. HOOVER
                                       -----------------------------------------
                                       Name:  Liza L. Hoover
                                       Title: Assistant Vice President



                           [Signature Pages Continue]

                                    HIBERNIA NATIONAL BANK, as Lender

                                    By       /s/ CHRISTOPHER PITRE
                                       -----------------------------------------
                                       Name:  Christopher Pitre
                                       Title: Vice President

                                    By
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------



                           [Signature Pages Continue]